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                                                                    Exhibit 99.A

EXHIBIT TO FORM 8-K
DATED SEPTEMBER 6, 1996


                            NOTICE OF REDEMPTION
                                     OF
                      WARRANTS TO PURCHASE COMMON STOCK

                   The Redemption Date is October 3, 1996

                THE RIGHT TO EXERCISE THE WARRANT EXPIRES AT
             5:00 P.M. EASTERN DAYLIGHT TIME ON OCTOBER 3, 1996


                                                            September 3, 1996

To the Holder of Outstanding
Warrants to Purchase Common Stock

     NOTICE IS HEREBY GIVEN that the outstanding Class A Warrants to purchase Class A Common Stock (the "Warrants") of NetVantage, Inc., a Delaware corporation (the "Company"), originally expiring on May 3, 2000 issued under that certain Warrant Agreement between the Company, Continental Stock Transfer & Trust Company (the "Warrant Agent") and D. H. Blair Investment Banking Corp., dated as of May 3, 1995, will be redeemed by the Company. The redemption date for the Warrants shall be October 3, 1996 (the "Redemption Date").

     Each Warrant entitles the holder to purchase 1.05 shares of Class A Common Stock, $.001 par value per share (the "Common Stock"), at an exercise price of $6.21 per share and one Class B Warrant. Each Warrant that is not exercised prior to 5:00 p.m. Eastern Daylight Time, on October 3, 1996 (the "Exercise Expiration Time") will be redeemed for $0.05 (the "Redemption Price") and the rights of the holders of each such Warrant shall terminate, other than the right to receive the Redemption Price. A prospectus dated June 28, 1996 pertaining to the shares of Common Stock issuable upon exercise of the Warrants is enclosed with this Notice.

     The Warrant Agent for the Warrants is Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004. The Company intends to irrevocably deposit with Continental Stock Transfer & Trust Company as paying agent on or prior to the Redemption Date a sufficient amount to pay on the Redemption Date the Redemption Price for all Warrants called for redemption.

                              DELIVERY OF WARRANTS

     Delivery of Warrants to the Warrant Agent for either redemption or exercise should be as follows:
                  Continental Stock Transfer & Trust Company
                                 2 Broadway
                             New York, NY 10004
                          Telephone (212) 509 4000


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        The method of delivery of the Warrants, including any payment and documents required to be delivered therewith to exercise the Warrants is at the election and risk of the holder. If the delivery is by mail, registered or certified mail with return receipt requested, properly insured, is recommended as a precaution against loss.

        We urge you to consider the alternatives to redemption that are available to holders of the Warrants on or prior to the Redemption Date. These alternatives are:

                1. Exercise of Warrants for shares of Common Stock and a
                   Class B Warrant at the Exercise Price of $6.21; or

                2. Sale of the Warrants through usual brokerage facilities sufficiently in advance of the Redemption Date.

        If you surrender your Warrants and your Warrants are received by the Warrant Agent prior to the Exercise Expiration Time without the documents and payments required for exercise, such Warrants will be deemed surrendered for redemption. If your Warrants are received after the Exercise Expiration Time, such Warrants will be redeemed.

        The Information Agent for the exercise and/or redemption of Warrants is Allen & Caron/SouthCoast Communications Group.

                 Allen & Caron/SouthCoast Communications Group
                                2010 Main Street
                                Irvine, CA 92714
           Telephone: (800)452-1346 (from 8:30 a.m. to 5:30 p.m. PDT)

        The Company has mailed a copy of this Notice of Redemption and a Prospectus dated June 28, 1996 to all registered holders of Warrants.

        In the event that you have any questions with respect to the procedures for exercise of your Warrants or surrendering your Warrants for redemption, please contact the Information Agent at the address or telephone number set forth above.


                                        Yours very truly,




                                        /s/ Thomas V. Baker
                                        --------------------------------
                                            Thomas V. Baker
                                            Vice President Finance & CFO